As filed with the Securities and Exchange Commission on April 2, 2012

Registration Statement No. 333-135430

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

NOMURA HORUDINGUSU KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

NOMURA HOLDINGS, INC.

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9-1, Nihonbashi 1-chome

Chuo-ku, Tokyo, 103-8645

Japan

(81-3-5255-1000)

(Address of Principal Executive Offices)

Stock Acquisition Rights (No.4) of Nomura Holdings, Inc.

(Full Title of the Plan)

Nomura Securities International, Inc.

2 World Financial Center, Building B

New York, New York 10281-1198

(212-667-9300)

(Name, Address and Telephone Number of Agent for Service)

EXPLANATORY NOTE

Nomura Holdings, Inc. (the “Registrant”) is hereby filing this Post-Effective Amendment No.1 to Registration Statement on Form S-8 filed on June 29, 2006 (File No. 333-135430) (the “Registration Statement”) to deregister shares of the Registrant’s common stock relating to options issued under the Stock Acquisition Rights (No.4) of Nomura Holdings, Inc. (the “Plan”).

A total of 1,592,000 shares were registered under the Registration Statement.

Of the 1,592,000 shares relating to the options under the Plan, 1,224,000 shares remained unsold at the termination of the exercise period for the options issued under the Plan on June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan on April 2, 2012.

NOMURA HOLDINGS, INC.

By:	/s/ Kenichi Watanabe
Name:	Kenichi Watanabe
Title:	Group CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the following capacities on April 2, 2012.

Signature	Title

/s/ Nobuyuki Koga Nobuyuki Koga	Chairman of the Board of Directors

/s/ Kenichi Watanabe Kenichi Watanabe	Director Group CEO (Principal Executive Officer)

/s/ Takumi Shibata Takumi Shibata	Director Group COO

/s/ Haruo Tsuji Haruo Tsuji	Director

/s/ Tsuguoki Fujinuma Tsuguoki Fujinuma	Director

/s/ Masahiro Sakane Masahiro Sakane	Director

/s/ Colin Marshall Colin Marshall	Director

/s/ Clara Furse Clara Furse	Director

/s/ Takao Kusakari Takao Kusakari	Director

/s/ Toshinori Kanemoto Toshinori Kanemoto	Director

/s/ Michael Lim Choo San Michael Lim Choo San	Director

/s/ Masanori Itatani Masanori Itatani	Director

/s/ Masanori Nishimatsu Masanori Nishimatsu	Director

/s/ David Benson David Benson	Director

/s/ Junko Nakagawa Junko Nakagawa	Executive Managing Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Atsushi Yoshikawa Atsushi Yoshikawa	Executive Vice President Authorized Representative in the United States